Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 27 February 2025, relating to the financial statements of Lloyds Bank plc, appearing in the Annual Report on Form 20-F of Lloyds Bank plc for the year ended 31 December 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte LLP

Deloitte LLP

London, United Kingdom

6 June 2025